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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (date of earliest event reported): October 1, 1998


                              BELL INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)



California                  1-11471                     95-2039211
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(State of incorporation)    (Commission File Number)    (IRS Identification No.)



2201 E. El Segundo Boulevard El Segundo, CA             90245
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(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (310) 563-2355.
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        N/A
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(Former name or former address, if changed since last report.)

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Item 5. Other Information

         On October 1, 1998, Bell Industries, Inc., a California corporation ("Bell" or the "Registrant") agreed to sell its Electronic Distribution Group "EDG" to Arrow Electronics, Inc., a New York based distributor of electronic components and computer products. The purchase price is approximately $185 million in cash and the assumption of substantially all the liabilities of EDG, subject to post closing adjustments.

         The sale of EDG will be structured as a sale of substantially all the assets of the EDG operations. The purchase price was determined based on negotiations between the parties.

         The sale requires approval by Bell's shareholders, along with customary regulatory review, and is expected to close around yearend.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits

         (2.1) Agreement of Purchase and Sale dated as of October 1, 1998, as amended from time to time, by and between Bell Industries, Inc. and Arrow Electronics, Inc. (The exhibits and schedules to such agreement, as described therein, have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of such exhibits and schedules shall be furnished supplementally to the Securities and Exchange Commission upon request).

         (99.1) Stock Option Agreement dated as of October 1, 1998, by and between Arrow Electronics, Inc., and Bell Industries, Inc.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            BELL INDUSTRIES, INC.





Dated:  October 14, 1998                    By:    /s/ TRACY A. EDWARDS
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                                                   Tracy A. Edwards
                                                   Executive Vice President
                                                   and Chief Financial Officer